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EXHIBIT 10.48

                SENIOR EXECUTIVE TERMINATION BENEFITS AGREEMENT


                 AGREEMENT, dated as of March 6, 1995 between TELCO SYSTEMS, INC., a Delaware corporation (the "Company"), and William B. Smith (the "Executive").

                                R E C I T A L S
                                ----------------

                 A. The Company considers it essential to the best interests of the Company and its stockholders that its management be encouraged to remain with the Company and to continue to devote full attention to the Company's business in the event that an effort is made to obtain control of the Company through a tender offer or otherwise. In this connection, the Company recognizes that the possibility of a change in control and the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Accordingly, the Company's board of directors (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management to their assigned duties without distraction in the fact of the potentially disturbing circumstances arising from the possibility of a change in control of the Company.

                 B. The Executive is a key executive of the Company, and the Company believes that the Executive has made valuable contributions to the productivity and profitability of the Company.

                 C. In the event that the Company receives any proposal from a third person concerning a possible business combination with,
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or acquisition of equity securities of, the Company, the Board believes it imperative that the Company and the Board be able to rely upon the Executive to continue in his position and that the Company be able to receive and rely upon his advice, if so requested, as to the best interests of the Company and its stockholders without concern that he might be distracted by the personal uncertainties and risks created by such a proposal.

                 D. Should the Company receive any such proposal, in addition to the Executive's regular duties, he may be called upon to assist in the assessment of such proposals, advise management and the Board as to whether such proposals would be in the best interests of the Company and its stockholders, and to take such other actions as the Board might determine to be appropri- ate.

                 NOW, THEREFORE, to assure the Company that it will have the continued undivided attention and services of the Executive and the availability of his advice and counsel notwith- standing the possibility, threat or occurrence of a bid to take over control of the Company, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive agree as follows:

1.  SERVICES DURING CERTAIN EVENTS
    ------------------------------

                 In the event that a third person begins a tender or exchange offer, circulates a proxy to stockholders, or takes other steps seeking to effect a Change in Control (as hereafter defined), the Executive agrees that he will not voluntarily leave the employ of the Company, and will render the services contemplated in the recitals to this Agreement, until the third person has abandoned





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or terminated his or its efforts to effect a Change in Control or until after such a Change in Control has been effected.

2.  CHANGE IN CONTROL
    -----------------

                 For purposes of this Agreement, a Change in Control of the Company shall be deemed to have taken place if: (a) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of any class of the Company's stock having 40% or more of the total number of votes that may be cast for the election of directors of the Company; or (b) the stockholders of the Company approve a definitive agreement for the sale or other disposition of all or substantially all of the assets of the Company, the merger or other business combination of the Company with or into another corporation pursuant to which the Company will not survive or will survive only as a subsidiary of another corporation, in either case with the stockholders of the Company prior to the merger or other business combination holding less than 50% of the voting shares of the merged or combined companies after such merger or other business combination, or any combination of the foregoing.

3.  CIRCUMSTANCES TRIGGERING RECEIPT OF SEVERANCE BENEFITS
    ------------------------------------------------------

                 (a) The Company shall provide the Executive with the benefits set forth in Sections 5 and 6 upon any termination of the Executive's employment by the Company within three years following a Change in Control for any reason except the following:

                 (i) Termination by reason of the Executive's death, provided the Executive has not previously given a valid





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                         Notice of Termination (as defined in Section 4)
                         pursuant to Subsection 3(b);

                 (ii) Termination by reason of the Executive's disability. For the purposes hereof, "disability" shall be defined as the Executive's inability by reason of illness or other physical or mental disability to perform the duties required by his employment for any consecutive period of 180 calendar days, provided that notice of any termination by the Company because of the Executive's disability shall have been given to the Execu- tive prior to the full resumption by him of the performance of such duties;

                 (iii) Termination for cause. For the purposes hereof, "cause" shall be defined as the willful and continued failure of the Executive to perform substantially his duties or action by the Executive involving willful misfea- sance, gross negligence or the commission of any felonious action; provided, however, that termination for cause based on the Executive's willful and continued failure to substantially perform his duties shall not be effective unless the Executive shall have received written notice from the Board of such failure (specifying in detail the facts and circumstances on which the Board is relying) and a demand for substantial performance 30 days prior to such termination and the Board determines that the Execu-





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                         tive shall have  failed during such 30-day period to
                         resume the diligent performance of his duties.

                 (b) The Company shall also provide the Executive with the benefits set forth in Sections 5 and 6 upon any termination of the Executive's employment with the Company at the option of the Executive within three years after a Change in Control followed by the occurrence of any one of the following events:

                 (i) Without the express written consent of the Executive, the assignment of the Executive to any duties substantially inconsistent with his positions, duties, responsibilities or status with the Company immediately prior to the Change in Control, a substantial reduction of his duties or responsi-bilities or assignment of the Executive to a business location more than 20 miles from the regular business location of the Executive prior to the Change in Control, in each case as determined in good faith by the Executive;

                 (ii) A reduction by the Company in the amount of the Executive's salary as compared to that which was paid immediately prior to the Change in Control, or any failure to maintain or provide benefit plans covering the Executive providing benefits at least equal to the level of benefits paid or available to the Executive under the Company's benefit plans immediately prior to the Change in Control;





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                 (iii)   The failure of the Company to obtain the assumption of
                         the obligation to perform this Agreement by any successor as required by Section 11;

                 (iv) The failure by the Company or its stockholders, as the case may be, to re-elect the Executive to a corporate office held by him immediately prior to the Change in Control or his removal from any such office including any seat held at such time on the Board; or

                 (v) Any material breach by the Company of any of the provisions of this Agreement or any material failure by the Company to carry out any of its obligations hereunder.

4.  NOTICE OF TERMINATION
    ---------------------

                 Any termination of the Executive's employment with the Company by the Company as contemplated by Subsection 3(a) or by the Executive as contemplated by Subsection 3(b) shall be communicated by written Notice of Termination to the other party. Any Notice of Termination given by the Executive pursuant to Subsection 3(b) or given by the Company in connection with a termination as to which the Company believes it is not obligated to provide the Executive with the benefits set forth herein shall set forth the effective date of termination (the "Termination Date"), the specific provision in this Agreement relied upon and, in reasonable detail, the facts and circumstances claimed to provide a basis for such termination.





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5.  TERMINATION BENEFITS
    --------------------

                 Subject to the conditions set forth in Sections 3 and 10, the following benefits (subject to any applicable payroll or similar taxes required to be withheld) shall be paid in a lump sum, or in the case of fringe benefits shall continue to be provided, to the Executive:

                 (A)  COMPENSATION
                      ------------

                      The sum of (i) one and one-half times the Executive's effective annual base salary as of the Termination Date plus (ii) an amount equal to the highest annual bonus paid or payable under the Company's Management Incentive Compensation Plan, or otherwise paid or payable to the Executive by the Company as a bonus, with respect to any consecutive 12-month period during the three years prior to the Termination Date.

                 (B)  INSURANCE BENEFITS, ETC.
                      ------------------------

                      The Executive's participation (including dependent coverage) in the life, accident, disability, health and dental insurance plans, vision care plans, and any other fringe benefits of the Company in effect immediately prior to the Change in Control (including, but not limited to, tax preparation service and financial planning service) shall be continued, or equivalent benefits provided, by the Company, at no cost to the Executive, for a period of 18 months commencing on the Termination Date.

                 (C)  COMPANY AUTOMOBILE
                      ------------------

                      The Executive shall be entitled to purchase, within 30 days after the Termination Date, the Company-owned automobile assigned to the Executive for a purchase price equal to the





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projected book value of the vehicle as of the end of three years from the date of its acquisition by the Company. If this option is not exercised, such automobile shall be returned to the company at the end of such 30-day period.

6.  STOCK OPTIONS
    -------------

                 In the event of a Change in Control, each outstanding option held by the Executive pursuant to any stock option plan of the Company shall, without further action by the Company, accelerate and become immediately exercisable in full not later than 15 days prior to the effective date of such Change in Control, and shall remain exercisable until 15 days after such effective date, without regard to the terms of the plan or of any such stock option requiring the passage of time as a condition precedent to the right to the exercise of the option to purchase a portion of the optioned shares. Other terms and conditions of the applicable stock option agreements shall not be affected by such acceleration.

7.  "GROSS-UP" FOR EXCISE OR SURTAX PAYABLE
    ---------------------------------------

                 In the event that the aggregate of the payments to be made to the Executive, and the compensation deemed to be received by the Executive, pursuant to or by reason of the provisions of Sections 5 and 6 of this Agreement give rise to any excise tax or surtax payable by the Executive pursuant to Sections 280G or 4999 of the Internal Revenue Code of 1986 or any similar federal tax law, the Company shall pay an additional amount to the Executive so that, after payment or provision for payment of such excise tax or surtax, the net amount realized by the Executive shall





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equal the aggregate amount payable or deemed to have been received by the
Executive under Sections 5 and 6 without regard to such excise tax or surtax.

8.  EFFECT OF SUBSEQUENT EMPLOYMENT
    -------------------------------

                 None of the benefits provided for or payable pursuant to this Agreement shall be affected or reduced in the event that the Executive obtains other employment after the Termination Date.

9.  CONTINUING OBLIGATIONS
    ----------------------

                 In order to induce the Company to enter into this Agreement, the Executive hereby ratifies and confirms his Invention, NonDisclosure and Non-Competition Agreement with the Company. Without limiting the generality of the foregoing, the Executive agrees that all documents, records, techniques, business secrets and other information which have come into his possession from time to time during his employment hereunder shall be deemed to be confidential and proprietary to the Company and that he shall retain in confidence any confidential information known to him concerning the Company and its subsidiaries and their respective businesses so long as such information is not publicly disclosed.

10.  SUCCESSORS
     ----------

                 (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform it if no such transaction had taken place.





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Failure of the Company to obtain such agreement prior to the effective date of any such transaction shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if he were to terminate his employment pursuant to Subsection 3(b), except that for purposes of implementing the foregoing, the date on which any such transaction becomes effective shall be deemed the Termination Date. As used in this Agreement, "Company" shall mean the Company as defined herein and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                 (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his designee or, if there be no such designee, to his estate.

11.  NOTICES
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                 For the purposes of this Agreement, notices and all other
communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:





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                 If to the Executive:            Dr. William B. Smith
                                                 1875 Deer Valley Road
                                                 Boulder, CO 80303

                 If to the Company:              Telco Systems, Inc.
                                                 63 Nahatan Street
                                                 Norwood, MA 02062
                                                 Attention:  Secretary

or to such other address as either party may have furnished to the other in accordance herewith, except that notices of change of address shall be effective only upon receipt.

12.  GOVERNING LAW
     -------------

                 The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.

13.  ARBITRATION
     -----------

                 Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration to be conducted in Boston, Massachusetts in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall award costs and reasonable fees of counsel to the Executive if the arbitrators consider the Executive to be the prevailing party in any such arbitration proceeding.

14.  MISCELLANEOUS
     -------------

                 No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and on behalf of the Company. No waiver by either party hereto of, or compliance





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with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of the same or any other provisions or conditions at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

15.  SEPARABILITY
     ------------

                 The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, all of which shall remain in full force and effect.

16.  NON-ASSIGNABILITY
     -----------------

                 This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Section
10. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than to a person or persons designated in writing by the Executive or a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Section the Company shall have no liability to pay any amount so attempted to be assigned or transferred.





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17.  TERMINATION
     -----------

                 The Company may terminate this Agreement at any time by 30 days' written notice of such termination given to the Executive; EXCEPT THAT such termination shall not be made, and if made shall have no effect, (a) within three years after the Change in Control in question or (b) during any period of time when the Company has knowledge that any third person has taken steps reasonably calculated to effect a Change in Control until, in the opinion of the Board, the third person has abandoned or terminated his efforts to effect a Change in Control. Any decision by the Board that the third person has abandoned or terminated his efforts to effect a change in control shall be conclusive and binding on the Executive.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

                                                 TELCO SYSTEMS, INC.



                                                 By /S/John A. Ruggiero
                                                   --------------------
                                                   Chief Executive Officer



                                                 /S/William B. Smith
                                                 ---------------------
                                                 William B. Smith





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